Exhibit 99.B(e)(1)(A)(i)

August 12, 2009

Mr. Todd Modic

ING Funds Distributor, LLC

7337 E Doubletree Ranch Road

Scottsdale, AZ 85258

Dear Mr. Modic:

Pursuant to the Distribution Agreement dated January 1, 2007, between ING Investors Trust (the “Trust”) and ING Funds Distributor, LLC (the “Agreement”), we hereby notify you of our intention to retain you as Distributor to render such services to ING Retirement Conservative Portfolio, ING Retirement Growth Portfolio, ING Retirement Moderate Growth Portfolio, and  ING Retirement Moderate Portfolio (collectively, the “Portfolios”), effective on or about August 12, 2009, each a new series of ING Investors Trust, upon all of the terms and conditions set forth in the Agreement.  Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the above-mentioned Portfolios to the Amended Schedule A of the Agreement.

The Amended Schedule A has also been updated to reflect name changes for ING Global Real Estate Portfolio to ING Clarion Global Real Estate Portfolio, ING Legg Mason Value Portfolio to ING Growth and Income Portfolio II, ING Julius Baer Foreign Portfolio to ING Artio Foreign Portfolio, ING Oppenheimer Active Asset Allocation Portfolio to ING Oppenheimer Active Allocation Portfolio, ING PIMCO Core Bond Portfolio to ING PIMCO Total Return Bond Portfolio, ING Van Kampen Real Estate Portfolio to ING Clarion Real Estate Portfolio, and ING VP Index Plus International Equity Portfolio to ING Index Plus International Equity Portfolio.

Please signify your acceptance to act as Distributor under the Agreement with respect to the Portfolios, by signing below.

Very sincerely,

By:	/s/ Kimberly A. Anderson
Name:	Kimberly A. Anderson
Title:	Senior Vice President
ING Investors Trust

ACCEPTED AND AGREED TO:

ING Funds Distributor, LLC

7337 E. Doubletree Ranch Rd.	Tel: 480-477-3000	ING Investors Trust
Scottsdale, AZ 85258-2034	Fax: 480-477-2744

By:	/s/ Todd Modic
Name:	Todd Modic
Title:	Senior Vice President, Duly Authorized

AMENDED SCHEDULE A

with respect to the

DISTRIBUTION AGREEMENT

between

ING INVESTORS TRUST

and

ING FUNDS DISTRIBUTOR, LLC

Name of Fund

ING AllianceBernstein Mid Cap Growth Portfolio

ING American Funds Asset Allocation Portfolio

ING American Funds Bond Portfolio

ING American Funds Growth Portfolio

ING American Funds Growth-Income Portfolio

ING American Funds International Portfolio

ING American Funds World Allocation Portfolio

ING Artio Foreign Portfolio

ING BlackRock Inflation Protected Bond Portfolio

ING BlackRock Large Cap Growth Portfolio

ING BlackRock Large Cap Value Portfolio

ING Clarion Global Real Estate Portfolio

ING Clarion Real Estate Portfolio

ING Disciplined Small Cap Value Portfolio

ING Evergreen Health Sciences Portfolio

ING Evergreen Omega Portfolio

ING FMRSM Diversified Mid Cap Portfolio

ING Focus 5 Portfolio

ING Franklin Income Portfolio

ING Franklin Mutual Shares Portfolio

ING Franklin Templeton Founding Strategy Portfolio

ING Global Resources Portfolio

ING Goldman Sachs Commodity Strategy Portfolio

ING Growth and Income Portfolio II

ING Index Plus International Equity Portfolio

ING International Growth Opportunities Portfolio

ING Janus Contrarian Portfolio

ING JPMorgan Emerging Markets Equity Portfolio

ING JPMorgan Small Cap Core Equity Portfolio

ING JPMorgan Value Opportunities Portfolio

ING LifeStyle Aggressive Growth Portfolio

ING LifeStyle Conservative Portfolio

ING LifeStyle Growth Portfolio

ING LifeStyle Moderate Growth Portfolio

ING LifeStyle Moderate Portfolio

ING Limited Maturity Bond Portfolio

ING Liquid Assets Portfolio

ING Lord Abbett Affiliated Portfolio

ING Marsico Growth Portfolio

ING Marsico International Opportunities Portfolio

ING MFS Total Return Portfolio

ING MFS Utilities Portfolio

ING Multi-Manager International Small Cap Portfolio

ING Oppenheimer Active Allocation Portfolio

ING Oppenheimer Main Street Portfolio®

ING PIMCO High Yield Portfolio

ING PIMCO Total Return Bond Portfolio

ING Pioneer Equity Income Portfolio

ING Pioneer Fund Portfolio

ING Pioneer Mid Cap Value Portfolio

ING Retirement Conservative Portfolio

ING Retirement Growth Portfolio

ING Retirement Moderate Growth Portfolio

ING Retirement Moderate Portfolio

ING Stock Index Portfolio

ING T. Rowe Price Capital Appreciation Portfolio

ING T. Rowe Price Equity Income Portfolio

ING Templeton Global Growth Portfolio

ING Van Kampen Capital Growth Portfolio

ING Van Kampen Global Franchise Portfolio

ING Van Kampen Global Tactical Asset Allocation Portfolio

ING Van Kampen Growth and Income Portfolio

ING Wells Fargo Small Cap Disciplined Portfolio